U.S. WIRELESS DATA, INC.

For Immediate Release

U.S. Wireless Data Sells NXT Subsidiary

New York – Sept. 4, 2002 – U.S. Wireless Data (USWD) (OTC: USWE), the leader in wireless transaction processing, said today that it has sold its subsidiary, NXT Corporation, to Merchant-Link, LLC, for $5 million in cash. NXT, a provider of data services and landline-based connectivity for credit-card transaction processing, was purchased by USWD in December 2000. Merchant-Link is NXT’s largest customer.

“The sale of NXT provides us with an immediate, non-dilutive infusion of capital,” said Dean M. Leavitt, Chairman and CEO of U.S. Wireless Data. “Our strategy has always been centered on the tremendous opportunities in wireless transaction processing and this sale allows us to focus completely on our wireless initiatives in vending, transportation, quick service restaurants, ATMs, and other industries that need the speed, mobility, and flexibility of our Synapse(SM) technology.”

“From a financial point of view,” Leavitt continued, “the elimination of NXT’s revenue and cash flow will delay our reaching the point of cash-flow breakeven; however, the cash infusion gives us significant additional time to reach this goal with our core wireless business.”

“The NXT services are strategically important to our offering in the marketplace,” said Chuck Harris, President of Merchant-Link. “Bringing this capability inside our organization will allow us to further enhance our service and expand our client base.”

USWD intends to provide additional information about its operating and financial expectations during its upcoming conference call in late September, which will coincide with the release of its financial results for the year ending June 30, 2002.

About U.S. Wireless Data

U.S. Wireless Data makes credit card and ATM transactions faster and more cost effective. USWD connects credit card processing companies to their merchant clients. Using wireless technology, USWD provides improved transport, data translation, and value-added processing. In addition, by enabling wireless point of sale terminals, USWD adds speed and mobility that have been unachievable in the past. USWD now activates the majority of wireless POS terminals in the marketplace each year through its Synapse platform and nationwide network. Further information is available at www.uswirelessdata.com.

About Merchant-Link

A subsidiary of Paymentech L.P., Merchant-Link, LLC offers high-end technical support and data transport services for the integrated point-of-sale (POS) industry. Merchant-Link currently supports approximately 13,000 hotels, restaurants, ballparks, and other venues that require expertise in the credit card industry as well as high-end PC-based POS systems. Merchant-Link provides POS vendors with an effective outsourcing solution to help reduce vendor costs while ensuring superior performance and customer satisfaction. Headquartered in Silver Spring, MD, Merchant-Link has clients in all 50 states and Canada. For more information on Merchant-Link go to www.paymentech.com.

Forward-Looking Statements: Except for historical information contained herein, this news release contains forward-looking statements that involve risk and uncertainties. While the management of U.S. Wireless Data, Inc. believes that current expectations reflect reasonable assumptions, actual results could vary materially depending on risks and uncertainties. The reports filed by USWD pursuant to United States securities laws contain detailed discussions of these factors and certain other risks. USWD assumes no obligation to update this information. Readers are advised to review these reports (which are available from the United States Securities and Exchange Commission’s EDGAR database at http://www.sec.gov and at various other reference facilities in the United States).

Contact Info:

U.S. Wireless Data Contact:
Daniel Lamb
212/905-0344
dlamb@uswirelessdata.com

or

USWD Investor Relations Contact:
Lippert/Heilshorn & Associates
William A. Walkowiak, CFA
212/838-3777
william@lhai.com

Merchant-Link Contact:
Jorge Bertran
301-562-5050
Jorge.Bertran@merchantlink.com